KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Fax (604) 691-3031 Internet www.kpmg.ca

The Board of Directors
Farallon Resources Ltd.

Dear Sirs

We consent to the use of our report included in this registration statement on Amendment No. 2 to Form 20-F.

Yours very truly,

/s/ KPMG LLP

Vancouver, Canada
June 30, 2006

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.